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                                                                    Exhibit 10.8


                        MEMORANDUM OF AGREEMENT ("MoA")
                                    between
                      thinWeb.com Corporation ("thinWeb")
                                      and
                  Agritek Bio Ingredients Corporation ("AGK")

                           Dated September 10, 1999

WHEREAS thinWeb has developed and exclusively owns free and clear of all encumbrances certain software technologies collectively known as thinAccess (the "Technology") more fully described in Appendix A hereto;

AND WHEREAS AGK wishes to share in the opportunities and costs of developing the Technology for application to the wireless database access market (the "Opportunity");

AND WHEREAS the parties have agreed to form a joint venture to develop said Opportunity;

AND WHEREAS it is in the interests of both parties that development work on the Opportunity commence as quickly as possible notwithstanding the inability of the parties to have prepared all necessary formal documentation;

AND WHEREAS the parties have agreed that this memorandum shall constitute a binding statement of principles and obligations between them which shall be supplemented by more formal documentation to be entered into between them which shall contain all of the customary terms and conditions normally found in documents of this type in Canada;

AND WHEREAS the parties have further agreed that if for any reason they are unable to complete the formal documentation because of disputes as to intentions or for any other reasons then either of the parties may submit the matter to final and binding arbitration under the provisions of the Ontario Arbitration Act before one arbitrator selected in conformity therewith. Such arbitrator shall have all necessary power and authority to complete the documentation, fill in any gaps and generally do what is required to complete all the documentation foreseen by this and which documentation shall then be binding upon the parties hereto;

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. thinWeb has heretofore caused to be incorporated a new corporation ("Newco") under the laws of Canada and Newco shall be the joint venture vehicle in which each party shall have an equal and undivided interest (the "JV");

2. thinWeb shall transfer to Newco concurrently with the signing of this MoA an exclusive perpetual license (the "License") to the Technology for the purposes of developing the Opportunity;



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Memorandum of Agreement between thinWeb and AGK - September 8, 1999       page 2
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3.   New technologies developed by Newco shall become the exclusive intellectual property of the JV. The parties hereto agree that if such new technologies have application outside of the Opportunity being pursued by the JV then Newco shall mandate thinWeb to exploit such new technologies. Should such new technologies be licenced or sold to third parties Newco shall receive the royalties and /or proceeds of sale and same shall be distributed from time to time to Newco's shareholders, with thinWeb being entitled to compensation to be agreed upon through negotiations between the JV members for its services in commercializing such licences or sales. Should such new technologies be embedded in thinWeb products then the JV members shall at such time or times negotiate fair and reasonable royalties for the use thereof by thinWeb;

4. Applications developed for the Opportunity by Newco and any revenues from sales fees, or royalties shall also be for the benefit of Newco and subject to distribution between the parties;

5. thinWeb shall be the manager (the "Manager") of Newco and shall as the Manager act in a prudent and workmanlike manner;

6. The Manager shall report to a management committee consisting of two representatives from each party to the JV, said committee to be governed by such procedures as are customary in joint ventures including a provision to arbitrate differences;

7. Operating expenses of Newco shall be funded by advances to be furnished by each of the parties as per budgets to be prepared by Newco. Each party shall make such advances when required pursuant to the budget. Should a party be unable or unwilling to continue furnishing its portion of the operating expenses then such party's (the "Unable Party") interest in Newco shall be subject to dilution by the other party or a third party which is prepared to fund the Unable Party's share of operating expenses. Such dilution to be calculated on the basis of Newco having as a value an amount equal to the aggregate of the sum of $2,500,000 together with the total of all advances made between the parties to Newco to fund operating expenses, to the time when the Unable Party ceases making advances. For example:

     i. At the time the Unable Party ceases to make advances, if the total advances made by both parties is $1,200,000 then value of the Unable Party's shareholdings shall be equal to the quotient of ($2,500,000 + $1,200,000) x 50% or $3,700,000 x 50%, which is $1,8500,000. For every dollar advanced thereafter by the other or a third party, $0.50 will be applied to the dilution of the Unable Party's shareholdings as follows:

          a. If a total of $300,000 is subsequently advanced by the other party or a third party, the Unable Party's interest shall be equal to the quotient of $1,850,000 / ($3,700,000 + ($300,000 x 50%) or
              48.1%.

          b. If a total of $300,000 is subsequently advanced by the other party or a third party, the Unable Party's interest shall be equal to the quotient of $1,850,000 / ($3,700,000 + $150,000 + ($500,000 x
              48.1%) or 45.2%.



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     7.1  Notwithstanding the foregoing dilution shall not take place after the
          Unable Party's shareholder interest in Newco has been diluted to 10% of Newco's issued and outstanding shareholdings.

8. thinWeb employees assigned to the JV by thinWeb shall continue to be the employees of thinWeb and the severance costs for such employees shall be borne by thinWeb. While seconded to Newco such employees "discoveries" shall be the exclusive intellectual property of Newco. Each of said employees shall enter into the appropriate agreements with Newco in regard to confidentiality and ownership of "discoveries" relating to the Opportunity;

COMPENSATION

9.   In exchange for thinWeb assigning the License to Newco:

     9.1 AGK shall pay to thinWeb the amount of C$1,000,000 (one million Canadian dollars), payable as to C$500,000 upon signing of this MoA and C$500,000 on the signing of the definitive JV agreement;

     9.2 Subject to regulatory approval, AGK shall deliver to thinWeb 500,000 (five hundred thousand) units of the capital stock of AGK upon the signing of the JV agreement, each unit consisting of one freely tradeable common share and one non-transferable share purchase warrant, such warrant to be exercisable by the holder for a period of two years from the signing of the JV agreement at an exercise price of C$0.50 (fifty cents Canadian);

     9.3 A royalty payable by the JV to thinWeb of 5% of the net revenues (revenues from all sources less returns) realized by the JV, paid quarterly in arrears. Such royalty payments to commence, however only subsequent to Newco having reimbursed to the parties all advances made to Newco for development and other expenses;

10. Provided thinWeb shall not charge back to Newco management time for supervising Newco's activities, as compensation for its role as Manager, Agritek shall pay a surcharge of 2.5% on its share of Newco's costs to thinWeb, such fee to be invoiced monthly in arrears;

11. thinWeb shall issue to AGK 100,000 (one hundred thousand) non-transferable share purchase warrants conferring the right to the holder to purchase an equal number of common shares of thinWeb for a period of two years, such warrants to be exercisable at the lower of US$5.00 per share and the price at which thinWeb next issues equity pursuant to a financing;

12. This MoA and the definitive JV agreement shall be subject to the laws of Ontario.

13.  Miscellaneous



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     13.1  The Preamble shall form part hereof as though incorporated herein;

     13.2 The parties agree that as it is not the intention of Newco to build up cash resources as a consequence of royalties or sales and that distributions shall be made to the parties on a regular basis of cash flow which is surplus to its needs;

     13.3 All disputes between the parties arising out of this MoA or the definitive JV agreement shall be finally resolved by arbitration under the provisions of the Arbitration Act (Ontario). The seat of the Arbitration shall be Toronto. If the parties cannot agree upon the choice of one arbitrator then each party shall select an arbitrator and the two so selected shall choose the third.

IN WITNESS WHEREOF the parties hereto have affixed their signatures as follows:


__________________________________         _____________________________________
Gary Hannah, President                     Neil Raymond, Chairman and CEO
thinWeb.com Corporation                    Agritek Bio Ingredients Corporation